Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No 333-200351 on Form S-8 and Registration Statement No. 333-208541 on Form S-3 of Paramount Group, Inc. of our report dated February 15, 2018, relating to the financial statements of Paramount Group Real Estate Fund VII, LP, appearing in this Annual Report on Form 10‑K of Paramount Group, Inc. for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

New York, New York

February 15, 2018